Exhibit 10.25

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), dated as of              , 2019, is made and entered into by and among Constellation Alpha Capital Corp., a Delaware corporation (the “Company,” and prior to the Company’s domestication as a Delaware corporation, the “BVI Company”) and the undersigned parties listed under the heading “Holders” on the signature pages hereto (each such party, a “Holder” and collectively the “Holders”).

WHEREAS, the Holders are acquiring an aggregate of [●] shares of common stock of the Company, par value $0.001 (“Common Stock”) per share in exchange for their outstanding shares of capital stock of DermTech, Inc., a Delaware corporation (“DermTech”), on or about the date hereof, pursuant to that certain Agreement and Plan of Merger, dated as of May 29, 2019, by and among the BVI Company, DT Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and DermTech, whereby Merger Sub will merge with and into DermTech, with DermTech surviving as a wholly owned subsidiary of the Company (the “Merger”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. LOCK-UP.

1.1 Lock-Up. Each Holder agrees that, during the period commencing on the date hereof and continuing to and including the date 180 days after the date of the closing of the Merger (the “Restricted Period”), the Holder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Securities owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

1.2 Exceptions. The provisions of Section 1.1 shall not apply to:

1.1.1	transactions relating to shares of Common Stock acquired in open market transactions;

1.1.2	transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift;

1.1.3

transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin;

1.1.4	transfers by will or intestate succession upon the death of the undersigned;

1.1.5	the transfer of shares of Common Stock pursuant to a qualified domestic order or in connection with a divorce settlement;

1.1.6

if the undersigned is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the undersigned, or (ii) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the undersigned;

1.1.7	transfers to the Company’s officers, directors or their affiliates;

1.1.8

pledges of shares of Common Stock as security or collateral in connection with any borrowing or the incurrence of any indebtedness by any Holder (provided that no transfers of such shares may be effected as a result of any such pledge prior to the end of the Restricted Period); and

1.1.9

pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a Change in Control of the Company, provided that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Common Stock subject to this Lock-Up Agreement shall remain subject to this Lock-up Agreement. For purposes of this Section 1.1.9, a “Change of Control” means the transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

Provided, that in the case of any transfer or distribution pursuant to Sections 1.2.2 through 1.2.7, each donee, distributee or other transferee shall agree in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement.

2. MISCELLANEOUS.

2.1 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders may be assigned or delegated by such Holder only in conjunction with and to the extent of any transfer of Lock-Up Securities by any such Holder in accordance with the terms of this Agreement. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the permitted assigns of the applicable Holder or of any assignee of such applicable Holder. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in this Section 2.1. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

2.2 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, e-mail, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

11099 N. Torrey Pines Road, #100

La Jolla, California 92037

Telephone: (858) 291-7505

Attention: Steven Kemper

Email: skemper@dermtech.com

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, California 92130

Telephone No.: (858) 314-1515

Attention: Jeremy Glaser

Email: JDGlaser@mintz.com

To all other Holders, to such address as set forth beneath such Holder’s signature on the signature page hereto.

2.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

2.4 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

2.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

2.6 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

2.7 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

2.8 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holders in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

CONSTELLATION ALPHA CAPITAL
CORP., a Delaware corporation

By:
Name:
Title:

[Signature page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have caused this Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HOLDER:

[ENTITY HOLDER]

By:
Name:
Title:
Address:

[Signature page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties have caused this Lock-Up Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

HOLDER:

[INDIVIDUAL NAME]
Address:

[Signature page to Lock-Up Agreement]